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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Transcisco Industries, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-65173 and Form S-8 No. 33-58389) of Transcisco Industries, Inc. and in the related Prospectuses of our report dated May 10, 1996, except Note 11, as to which the date is June 17, 1996, with respect to the consolidated financial statements of Transcisco Industries, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1996.


ERNST & YOUNG LLP
San Francisco, California
June 24, 1996

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